Exhibit 5.5

CONSENT OF MINE DEVELOPMENT ASSOCIATES, INC.

To the Directors of
Glamis Gold Ltd.

     We consent to the incorporation by reference in the Glamis Gold Ltd. (“Glamis”) Registration Statement on Form F-10 dated on or about January 7, 2005, of our verification of certain mineral reserves and contained ounces of Glamis which appears under the heading “Summary of Reserves and Other Mineralization – Proven and Probable Mineable Reserves” in Glamis Gold Ltd.’s Annual Information Form for the year ended December 31, 2003.

MINE DEVELOPMENT ASSOCIATES, INC.

By:	/s/ Neil B. Prenn
Name:	Neil B. Prenn
Title:	President

Reno, Nevada
January 7, 2005